Exhibit 10.52

SECOND AMENDMENT
TO THE
FRISCH’S RESTAURANTS, INC.
EMPLOYEE STOCK OPTION PLAN
THIS SECOND AMENDMENT to the Frisch’s Restaurants, Inc. Employee Stock Option Plan (the “Plan”) is made and adopted as of the 3rd day of October, 2012 by the Board of Directors (the “Board”) of Frisch’s Restaurants, Inc. (the “Company”).
WHEREAS, the Company, with the approval of the Board and the Company’s shareholders adopted the Plan on October 5, 1998;
WHEREAS, the Board adopted an amendment to the Plan on June 5, 2007;
WHEREAS, Section 14 of the Plan allows the Board to modify or amend the Plan at any time; and
WHEREAS, the Company desires, among other things, (i) to change the name of the Plan from “Frisch’s Restaurants, Inc. Employee Stock Option Plan” to “Frisch’s Restaurants, Inc. Employee Stock Purchase Plan”, (ii) to reflect that Frisch Florida, Inc. and Kips of Oklahoma, Inc. are no longer Subsidiaries of the Company, and (iii) to reflect that Star Bank, National Association, is no longer the custodian for the Plan.
NOW, THEREFORE, the Board hereby further amends the Plan as follows:
1.The name of the Plan shall be the “Frisch’s Restaurants, Inc. Employee Stock Purchase Plan” and all references in the Plan shall be construed accordingly.
2.    All references in the Plan to “Employee Stock Option Plan” shall be changed to “Employee Stock Purchase Plan”.
3.    Section 2.2 of the Plan is revised to read as follows:
2.2    "Board of Directors" means the Board of Directors of Frisch's, as constituted from time to time.
4.    Section 2.6 of the Plan is revised to read as follows:
2.6    "Custodian" means the custodian of the Available Funds, Frisch’s Stock, dividends thereon and any other assets associated with this Plan, which is currently Fidelity Brokerage Services LLC (“FBS”) and its affiliate National Financial Services LLC (“NFS”) (collectively, “Fidelity”).
5.    Section 2.7 of the Plan is revised to read as follows:
2.7    "Designated Subsidiary" means Frisch Ohio, Inc., Frisch Kentucky, Inc., and Frisch Indiana, Inc., as well as any future Subsidiary which is designated by the Board of Directors from time to time, in its sole discretion, to participate in this Plan.
6.    Section 2.13 of the Plan is revised to read as follows:
2.13    "Frisch's" means Frisch's Restaurants, Inc., a corporation organized under the laws of the State of Ohio, and any successor corporation or business organization which shall assume the duties and obligations of Frisch’s Restaurants, Inc. under this Plan.
7.    Section 2.18 of the Plan is revised to read as follows:
2.18    "Plan" means this Frisch's Restaurants, Inc. Employee Stock Purchase Plan, as amended from time to time.
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